Exhibit 10.1

Keane, Inc.

Incentive Stock Option Agreement

Granted Under 1998 Stock Incentive Plan

1.                                       Grant of Option.

This agreement evidences the grant by Keane, Inc., a Massachusetts corporation (the “Company”), on             ,      (the “Grant Date”) to                                (the “Participant”), an employee of the Company or one of its wholly-owned subsidiaries, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the”Code”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 1998 Stock Incentive Plan (the “Plan”), a total of           shares of common stock, $.10 par value per share, of the Company (“Common Stock”) (the “Shares”) at $      per Share.  Unless earlier terminated, this option shall expire on, and cannot be exercised on or after, the tenth anniversary of the Grant Date (the “Expiration Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Code.  For so long as the Code shall so provide, options granted to any employee which are intended to constitute incentive stock options shall not constitute incentive stock options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.  Any shares granted above the $100,000 limit are considered non-qualified stock options.  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.                                       Vesting Schedule.

Except as otherwise provided in this Agreement, this option shall become fully exercisable as to all of the Shares on the fifth anniversary of the Grant Date (the “Fifth Anniversary Date”).  Notwithstanding the foregoing, if prior to the Fifth Anniversary Date the Company determines that the cash EPS targets set forth below have been met, and if the Board of

Directors so concurs, then this option shall immediately become exercisable as to not more than the number of shares set forth opposite such cash EPS target in the table below.

Cash EPS Target	Number of Shares as to which Option is Exercisable

[Vesting Schedule omitted for purposes of form of option]

The right of exercise shall be cumulative so that to the extent the option is not exercised at any time to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date or the termination of this option under Section 3 hereof or the Plan.

3.                                       Exercise of Option.

(a)                                  Form of Exercise.  Each election to exercise this option shall be in writing specifying the number of Shares to be exercised, the option exercise price per Share and delivery instructions for the Shares, signed by the Participant, and received by the Company at its principal office, accompanied by payment in full as follows:

(i)                                     in cash or by check, payable to the order of the Company; or

(ii)                                  by delivery of cash or a check equal to the exercise price of the options by a creditworthy broker;

(iii)                               by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith, with written proof that the Common Stock was owned by the Participant at least twelve months prior to such delivery; or

(iv)                              by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)                                 No Special Employment Rights; Agreement Not To Compete.  Nothing contained in the Plan shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Participant for the period within which this option may be exercised.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any claim under the Plan.  In consideration of the benefits herein conferred, the Participant hereby agrees and covenants with the Company that for a period of one (1) year following any termination of his or her employment with the Company he or she (i) will not hire, attempt to hire, solicit, or attempt to solicit to hire, or assist another or participate in any manner in the hiring or soliciting for hire, of any person employed by Keane within the one (1) year prior to the termination of his or her employment; and (ii) will not “compete” with Keane.  For purposes of the Agreement, “competing” is defined as soliciting or doing business with, directly or indirectly, any present or past (within the two years prior to the termination of his or her employment) customer of Keane, or any prospective customer of Keane, with whom he or she has had contact in connection with any business activity, but is limited to the type of services provided by Keane to any of its customers during the term of his or her employment.

(c)                                  Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(d)                                 No Rights As Stockholder.  No Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to this option (including, without limitation, any rights to dividends or distributions) until becoming the record holder of such shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to this option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then if the Participant exercises this option between the close of business on the record date for such stock dividend and the close of business on the distribution date for such stock dividend, he or she shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(e)                                  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (f) and (g) below, the right to exercise this option shall terminate forty-five (45) days after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(f)                                    Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (g) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Expiration Date.

(g)                                 Discharge for Cause.  If the Participant, prior to the Expiration Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company in the best interests of the Company (including, but not limited to, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

(h)                                 Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, in each case other than an Acquisition Event (as defined in the Plan), the number and class of securities and exercise price per share subject to this option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

4.                                       Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.                                       Nontransferability of Option.  This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.                                       Disqualifying Disposition.  If the Participant disposes of Shares acquired upon exercise of this option within two years from the date of grant of the option or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition within 30 days of such disposition.

7.                                       Provisions of the Plan.   This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

8.                                       Notice.  All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

9.                                       Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

10.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties, and supercedes all prior agreements and understanding, relating to the subject matter of this Agreement.

11.                                 Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

12.                                 Governing Law.  This Agreement shall be governed by and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

KEANE, INC.

Name/Title

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 1998 Stock Incentive Plan.

PARTICIPANT:

Signature:

Name (please print):

Address:

I have read the terms and conditions of the foregoing option and choose NOT TO ACCEPT the option agreement.

PARTICIPANT:

Signature:

Name (please print):

Address: